Exhibit 10(p)
                                                              -------------


                       ELECTRONIC DATA SYSTEMS CORPORATION

                        SENIOR MANAGEMENT RETENTION PLAN




                                    ARTICLE I

                      PURPOSES OF THE PLAN AND DEFINITIONS


         1.1 Purpose. The purpose of this Plan is to retain senior management of Electronic Data Systems Corporation, a Delaware corporation (the "Company" or "EDS"), and its subsidiaries during a critical period of transition from the present chief executive officer of the Company to a new chief executive officer of the Company.

         1.2  Definitions.

                  "1996 Stock Incentive Plan" means the 1996 Incentive Plan of Electronic Data Systems Corporation.

                  "Annual Incentive Bonus" means the amount of annual bonus awarded to a Participant under the Annual Incentive Plan.

                  "Annual Incentive Plan" means the Company's annual performance bonus program for its executives for a calendar year.

                  "Award Agreement" means a written instrument signed by the Company and a Participant evidencing a Participant's participation in this Plan.

                  "Beneficiary" means the person, estate, trust or other legal entity that is designated by the Participant or otherwise entitled to receive benefits specified in the Plan (i) with respect to Restricted Stock Units or Stock Options, under the terms and procedures of the Company's 1996 Stock Incentive Plan and related agreements, (ii) with respect to the SERP, the spouse of the Participant, as provided in the SERP, and (iii) with respect to other benefits specified hereunder, including but not limited to the Retention Bonus, in the manner prescribed by the Committee.

                  "Board" means the Board of Directors of the Company.

                  "Cause" means (i) dishonesty by Participant which results in substantial personal enrichment at the expense of the Company or (ii) demonstrably willful repeated violations of Participant's obligations to the Company which are intended to result and do result in material injury to the Company.

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                  In the event the Company  terminates a Participant  for Cause, the Company shall so notify the Participant of that fact in writing at the time of the termination, specifying the acts or conduct claimed to constitute such Cause. Any acts or conduct not so specified by the Company shall not constitute Cause unless the Company establishes that the Participant deliberately concealed or obstructed discovery of such acts or conduct.

                  "Change of Control of the Company" shall have the meaning set forth in Exhibit A.

                  "COC Agreement" means an individualized contractual written agreement between a Participant and the Company providing for benefits or compensation to the Participant or with respect to the Participant by reason of a Change of Control of the Company or a Potential Change of Control of the Company, other than insurance or indemnification, contractual or otherwise, provided to the Participant to protect against liability for service as an employee, officer or director of the Company.

                  "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

                  "Committee" means the Compensation and Benefits Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

                  "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

                  "Company" or "EDS" shall have the meaning set forth in Section 1.1.

                  "Competition" means engaging in any of the conduct described in subparagraphs (a)-(g) below, either directly or indirectly, individually or as an employee, contractor, consultant, partner, officer, director or stockholder (other than as a stockholder of less than 5% of the equity securities of a publicly traded corporation) or in any other capacity for any person, firm, partnership or corporation:

         (a) perform duties as or for a competitor of EDS (i) which are the same or similar to the duties performed by the Participant at any time during the 12-month period preceding Participant's termination; or (ii) which involve the use of any confidential information which the Participant has received, obtained or acquired during, or as a consequence of, his/her employment with EDS;

         (b) participate in the direction of the business, affairs or policies of such a competitor, whether by way of serving in a position as a director or senior executive or by way of the exercise or potential exercise of voting power of securities of such competitor;

         (c) perform duties for any then current customer of EDS or for any prospective customer of EDS with whom EDS is actively negotiating a contract or arrangement;

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         (d)  participate  in  the  inducement  of or  otherwise  encourage  EDS employees, customers, or vendors to breach, modify, or terminate any agreement or relationship that they have with EDS;

         (e) participate voluntarily with or provide assistance or information to any person or entity that is involved in (i) negotiations with EDS involving a contract or services to be rendered by EDS; or (ii) a potential or existing business or legal dispute with EDS, including, but not limited to, litigation, except as may otherwise be required by law;

         (f)  hire,  attempt  to hire or assist  any  other  person or entity in hiring or attempting to hire or engage any current employee, independent contractor, or consultant of EDS or any person who was an EDS employee within the 12-month period prior to the termination of Participant's employment; or

         (g) solicit, divert, or take away, in competition with EDS, the business or patronage of any current EDS customer or any prospective customer. Notwithstanding the foregoing, this restriction shall not apply  to  any  person  or  entity  who  is no  longer  a  customer  or
         prospective   customer  at  the  time  of  any  such   solicitation  by
         Participant.

                  "Disability" means the absence of the Participant from the Participant's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Participant or the Participant's legal representative (such agreement as to acceptability is not to be withheld unreasonably).

                  "EDS Retirement Plan" shall mean the EDS defined benefit plan qualified under Section 401(a) of the Code.

                  "Earnings" shall have the meaning set forth in the SERP.

                  "Effective Date"  means August 6, 1998.

                  "Employee" means an employee of the Company who is a corporate officer.

                  "Good Reason" with respect to a Participant means:

                  (a) an act of the Company which results in a substantive diminution in the Participant's position or responsibilities as of the Effective Date;

                  (b) the Company's requiring the Participant to be based at any office or location other than such Participant's principal work location as of the Effective Date;

                  (c) any reduction by the Company in either the Participant's compensation (including salary, bonus opportunity, short-term and long-term incentive compensation awards) or in the benefits provided under or in eligibility for the


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                  employee benefit plans, programs or practices as applicable to the Participant as of the Effective Date, other than (i) an isolated, unsubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant or
                  (ii) a change in employee benefit plans and programs (other than this Plan) of the Company or its subsidiaries which applies to all eligible employees generally or which is required by law; or

                  (d) any event or condition described or provided for in a contractual agreement (except for a COC Agreement) between the Company and the Participant, including in an Award Agreement, as Good Reason for termination of the Participant's employment with the Company.

Provided, however, that in the event a Participant believes that Good Reason exists under the foregoing provisions of this definition of "Good Reason", such Participant shall give notice of that fact to the Company in writing (specifying the action or conduct constituting Good Reason) within a reasonable period of time after the Participant becomes aware of the act or conduct. After receipt of such notice, the Company may fully and promptly reverse or correct such act or conduct. In the event of a failure by the Participant to give such notice or in the event of such a full and prompt reversal or correction by the Company, the act or conduct shall not constitute Good Reason;

Provided further, however, that if an act or conduct constituting Good Reason occurs prior to the end of the Retention Period, then so long as a Participant complies with the requirements of giving notice within a reasonable time as specified herein, the fact that the notice is given after the end of the Retention Period or that the Company's failure to correct or reverse same occurs after the end of the Retention Period shall not impair Participant's right to terminate employment for Good Reason and receive benefits hereunder as if such termination had occurred on the date of such act or conduct;

And provided further, that if a Participant gives such notice and the Company fails to fully correct or reverse such act or conduct, the Participant may seek a determination from the Committee as to whether or not Good Reason exists under and in accordance with the provisions of Section 9.9 of this Plan;

And provided further, that no failure by the Company to effect such a reversal or correction shall be deemed to establish or create a presumption in and of itself that Good Reason does not exist or that Good Reason does exist, nor shall the giving of notice by a Participant that Good Reason exists in and of itself establish or create any presumption that Good Reason does exist.

                  "Monthly Salary Rate" means a Participant's rate of monthly base salary as then in effect as reflected in the Company's records.

                  "Option Award Agreement" means an agreement between the Company and a Participant reflecting the terms and conditions relating to a grant of Stock Options to such Participant.

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

                  "Participant" means an Employee selected by the Committee pur-suant to Section 3.1.

                  "Plan" means the Electronic Data Systems Corporation Senior Management Retention Plan as set forth herein.

                  "Potential Change of Control of the Company" shall have the meaning set forth on Exhibit A.

                  "Pre-1998 RSUs" means Restricted Stock Units awarded prior to 1998.

                  "Pre-1998 Stock Options" means Stock Options awarded prior to 1998.

                  "Pre-1999 Stock Options" means Stock Options awarded prior to 1999.

                  "RSU Award Agreement" means an agreement between the Company and a Participant reflecting the terms and conditions relating to a grant of Restricted Stock Units to such Participant.

                  "Rabbi Trust" means the EDS Supplemental Plans Trust Agreement established by the Company on August 31, 1998, as amended from time-to-time.

                  "Restricted Stock Unit" shall mean a compensation award made by the Company to a Participant under the 1996 Stock Incentive Plan (or a predecessor plan) that provides for the transfer to the Participant, upon the fulfillment of certain conditions, of one share of Common Stock or the value of one share of Common Stock.

                  "Retention Period" is defined in Section 4.1.

                  "Retirement Age" means the age as of which, while the Participant is employed by the Company, the Participant has both attained age 55 and the sum of such participant's age and Years of Credited Service equals or exceeds 70.

                  "SERP" means the EDS 1998 Supplemental Executive Retirement Plan as established effective as of July 1, 1998, and as in effect on the Effective Date, or if more favorable to a Participant, on the date of termination of the Participant's employment with the Company.

                  "Specially Computed SERP Benefits" means those benefits payable to a Participant under the SERP who is eligible to receive such benefits, calculated in accordance with the eligibility and special computation provisions of Article V of this Plan.

                  "Stock Option" means the right granted by the Company under the 1996 Stock Incentive Plan as compensation to a Participant to purchase a share of Common Stock during a certain period for a stated exercise price.

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

                  "Targeted 1998 Bonus" means the amount designated by the Committee and in effect as of the Effective Date as the Participant's "Target Bonus" for 1998.

                  "Years of Credited Service" shall have the meaning set forth in the SERP.

                                   ARTICLE II

                           ADMINISTRATION OF THE PLAN

         2.1 Committee. This Plan shall be administered by the Committee. The Committee man delegate administrative or ministerial duties necessary, appropriate or desirable to the operation of the Plan to any Committee member or Company officer or employee, but the Committee shall not delegate any duty to hear claims of a Participant or determination of issues relating to the existence of Good Reason or Competition as provided in Section 9.9 of this Plan.

         2.2 Committee's Powers. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions which are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The
Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan in the manner and to the extent the Committee deems necessary or desirable to carry it into effect, except that no such change that would adversely affect the rights of any Participant shall be made without the consent of such Participant.

         2.3 Committee Liability. No member of the Committee (nor any person to whom the Committee delegates its duties under this Plan) shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by an officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.


                                   ARTICLE III

                                   ELIGIBILITY

         3.1 Eligible Employees. Employees eligible for participation under this Plan are those Employees of the Company selected by the Committee and notified by the Committee or its designate in writing of their eligibility to participate and the benefits to which the Employees may become entitled under the Plan. An Employee shall not become a Participant until the Employee has executed an Award Agreement. Subject to the completion of the required Award Agreement, the Employees initially eligible to participate as of the Effective Date, together with their titles, are set forth on Exhibit B.


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


                                   ARTICLE IV

                                 RETENTION BONUS

         4.1 Retention Period. The Retention Period for a Participant shall commence, unless otherwise specified by the Committee in an Award Agreement, as of the Effective Date and shall end on January 31, 2001.

         4.2 Retention Bonus. Unless otherwise specified by the Committee in an Award Agreement, a Participant's Retention Bonus is the greater of (i) two times the Participant's Targeted 1998 Bonus or (ii) either (1) the sum of the actual Annual Incentive Bonuses awarded to the Participant in respect of calendar years 1998, 1999 and 2000 (regardless of when any such award is actually scheduled to be paid) or (2) in the event a Participant's employment is terminated for any reason prior to the end of the Retention Period, then the sum of the Annual Incentive Bonuses actually awarded to the Participant during the Retention Period prior to such termination.

         4.3. Payment of Retention Bonus.

              (a) If the Participant has remained an Employee through the end of the Participant's Retention Period, a Participant's Retention Bonus shall be paid in a cash lump sum not later than fifteen days after the end of the Par-ticipant's Retention Period.

              (b) If the Participant's employment with the Company is terminated by the Company prior to the expiration of the Participant's Retention Period for other than Cause or the Participant terminates employment with the Company for Good Reason, then the Participant shall be entitled to receive the Retention Bonus, which shall be paid within 15 days of termination of employment.


                                    ARTICLE V

                        SPECIALLY COMPUTED SERP BENEFITS

         5.1 Eligible Participants. A Participant who is eligible to participate in the EDS Retirement Plan as of the Effective Date (regardless of whether such individual is entitled to receive benefits thereunder), shall be entitled to receive Specially Computed SERP Benefits as provided in this Article V if, but only if:

            (a) The Participant attains Retirement Age at or prior to the end of the Retention Period and the Participant remains employed by the Company through the end of the Retention Period; or



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            (b) During the Retention Period,  the  Participant's  employment  is terminated by the Company without Cause or by Participant for Good Reason and the Participant has attained Retirement Age as of the date of such termination.

         5.2 Benefits under SERP. Except as otherwise specifically provided in this Plan, Specially Computed SERP Benefits in this Plan (whether under the terms of Article V or Article VIII) shall be provided under, and shall be computed and paid in accordance with, the terms of the SERP and shall be governed by and subject in all respects to the terms of the SERP. Without limiting the generality of the foregoing sentence, a Participant who is not eligible to receive benefits under the SERP by reason of the fact that the Participant does not participate in the EDS Retirement Plan (because, by way of example, but not by way of limitation, such Participant is a non-U.S. national), or by reason of the fact that the Participant has not reached Retirement Age or by reason of failure to satisfy any other condition of eligibility shall not be or become eligible or entitled to SERP benefits by reason of this Plan. This Plan's provisions with respect to Specially Computed SERP Benefits shall constitute an exercise of the authority of the Committee or the Chairman (as applicable) under the SERP with respect to certain Participants to grant additional Years of Credited Service or otherwise alter the terms of the SERP as applied to a particular individual and shall not constitute a separate retirement plan or arrangement. This Article V shall, for all purposes, be deemed to be a part of the SERP.

         5.3 Special Computation Rules. For purposes of determining benefits under the SERP, if a Participant is eligible to receive Specially Computed SERP
Benefits:

             (a) and if such Participant is, on the Effective Date, the Chief Operating Officer or an Executive Vice President of the Company, then

                 (i) such Participant may retire

                     (1) after the end of the Retention Period; or

                     (2) during the Retention  Period following a termination of the Participant's employment by the Company without Cause or by Participant for Good Reason; and

                (ii) upon such  retirement  shall  receive  retirement  benefits under the SERP with no decrease or diminution in benefits other-wise payable under the SERP by reason of that fact that such Participant is less than 62 years of age at the time of such retirement, but shall receive no additional or deemed years of age and (unless otherwise expressly provided elsewhere in writing) no additional or deemed Years of Credited Service for purposes of calculating benefits under the SERP or for any purpose under this Plan.

             (b) and if such Participant is not, on the Effective Date, the Chief Operating Officer or an Executive Vice President of the Company, then


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                 (i) such Participant may retire

                     (1) after the end of the Retention Period; or

                     (2) during  the Retention  Period  following a  termination termination of the Participant's employment by the Company without Cause or by Participant for Good Reason; and

                 (ii) upon such  retirement  shall receive  retirement  benefits under the SERP calculated by adding either (but not both of) (1) three Years of Credited Service to Participant's actual Years of Credited Service, or (2) three years of age to the Participant's age (for purposes of determining whether a Participant would receive a decrease or diminution in benefits by reason of retiring prior to age 62), whichever results in the greater benefit to the participant under the SERP, and such addition to the Years of Credited Service or years of age shall be made for purposes of all computations of benefits under the SERP; provided that the addition of Years of Credited Service or years of age shall not be counted toward determining whether a Participant has reached Retirement Age, but only for determining the calculation of benefits under the SERP, and shall not be deemed to affect the Participant's compensa-tion for purposes of the SERP.

             (c) In computing the SERP benefits of each Participant entitled to receive Specially Computed SERP Benefits under this Plan (regardless of such Participant's position with the Company), the Retention Bonus and, if applicable, the Severance Payment provided in Section 8.1 shall be treated as Earnings paid on the last day of the calendar year preceding the earlier of (i) the calendar year in which the end of the Participant's Retention Period occurs or (ii) the year in which Participant's employment is termi-nated.

         5.4 Payments into Rabbi Trust. The amount deemed necessary or appropriate by the Committee to fund the Specially Computed SERP Benefit shall be transferred as promptly as practicable by the Company to the Rabbi Trust in accordance with the actuarial and other methods utilized by the Company in funding SERP benefits generally.


                                   ARTICLE VI

                     CONTINUED RESTRICTED STOCK UNIT VESTING

         6.1  Continued Restricted Stock Unit Vesting.

              (a) If, during the Retention Period, a Participant's employment with the Company is terminated by the Company without Cause or by the Partici-pant for Good Reason, then for purposes of determining the Participant's rights rights with respect to then unvested Pre-1998 RSUs:

                  (i) If the Participant  is not  entitled to receive  Specially
              Computed SERP Benefits under Article V, the Participant shall con-tinue to vest following such


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

              termination in that number of Pre-1998 RSUs in which the Partici-pant is scheduled to vest under the terms of Participant's RSU Award Agreement at each of the vesting dates during the Retention Period and at the next five vesting dates following the end of the Retention Period (such vesting dates being as specified in the Participant's RSU Award Agreement) as if the employment of such Participant had continued through each of such vesting dates; or

                  (ii) If  the  Participant  is  entitled  to  receive Specially
              Computed SERP Benefits under Article V, the Participant shall con-tinue to vest in all then unvested Pre-1998 RSUs at the times and in the amounts provided in the Participant's RSU Award Agreement as if such Participant's employment had continued until all such Pre-1998 RSUs were fully vested.

              (b) If the Participant remains employed by the Company until the end of the Participant's Retention Period and if the Participant has attained Retirement Age on or before the last day of the Retention Period, the Participant shall, regardless of any subsequent termination or retirement, continue to vest in all Pre-1998 RSUs at the times and in the amounts provided in the Participant's RSU Award Agreement as if such Participant's employment had continued until all unvested Pre-1998 RSUs were fully vested.

              (c) Notwithstanding any provision in any Pre-1998 RSU Award Agree-ment, any Pre-1998 RSUs vesting under and by reason of the provisions of this Article VI or Article VIII shall not be subject to (i) achieve-ment of any Company performance requirements or (ii) any requirement that Common Stock be held by the Participant for any period following vesting.

         6.2 Applicability of 1996 Stock Incentive Plan and RSU Award Agreements. Except as otherwise specifically provided in this Plan, Pre-1998 RSUs shall be governed by and subject to the terms and conditions of the 1996 Stock Incentive Plan and the Participant's RSU Award Agreement.


                                   ARTICLE VII

                 CONTINUED ELIGIBILITY FOR STOCK OPTION EXERCISE

         Section 7.1. Exerciseability of Stock Options.

                  (a) If on the Effective Date, a Participant is either the Chief Operating Officer or an Executive Vice President of the Company and prior to the end of the Retention Period that Participant's employment with the Company is terminated by the Company without Cause or by that Participant for Good Reason, then each Pre-1998 Stock Option shall continue to be eligible to become exerciseable at the time(s) and in the amounts provided in the Participant's Option Award Agreement as if such Participant's employment had continued until ten years from the date of grant of such Stock Option.

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


                  (b) If as of the Effective Date, a Participant is either the Chief Operating Officer or an Executive Vice President of the Company and remains employed by the Company until the end of the Retention Period, all Pre-1999 Stock Options shall continue to be eligible to become exerciseable at the time(s) and in the amounts provided in the Participant's Option Award Agreement as if such Participant's employment had continued until ten years from the date of grant of such Stock Option.

                  (c) Notwithstanding the foregoing, each Pre-1999 Stock Option which a Participant continues to become entitled to exercise under this Article VII and does not forfeit by reason of the termination of or retirement from such Participant's employment as provided in this Article VII shall continue to be subject, as a condition to exercise, to all conditions other than continued employment applicable to such Pre-1999 Stock Options under the terms of the Participant's Option Award Agreement, including (where provided under the terms of a Participant's Option Award Agreement) achievement of Company Common Stock price objectives specified in the Participant's Option Award Agreement.

         7.2 Applicability of 1996 Stock Incentive Plan and Option Award Agreements. Except as otherwise specifically provided in this Plan, Pre-1999 Stock Options shall be governed by and subject to the terms and conditions of the 1996 Stock Incentive Plan and the Participant's Option Award Agreement.

         7.3 Evidence of Continued Stock Option Vesting. Upon the occurrence of entitlement to the continued Stock Option vesting under Section 7.1, the Company shall, upon request, and promptly following such request, deliver to the Participant a written statement confirming such additional vesting and extended exercisability.


                                  ARTICLE VIII

                  EFFECT OF CERTAIN TERMINATIONS OF EMPLOYMENT

         8.1 Termination of Employment Prior to Expiration of Retention Period by the Company Without Cause or by the Participant for Good Reason. Upon the termination of employment by the Company without Cause or by the Participant for Good Reason prior to the expiration of the Retention Period, and in addition to the payments and benefits provided to some or all Participants under Articles IV, V, VI and VII, a Participant meeting the following criteria shall be entitled to receive a Severance Payment (herein so called) in the amount specified below:

                  (a) A Participant who is eligible to receive Specially Computed SERP Benefits under Article V shall receive an amount equal to the salary such Participant would have received from the date of termination through the end of the Retention Period if the Participant had remained employed through the end of the Retention Period and as if the Participant had remained at the Monthly Salary Rate of such Participant in effect on the date of such termination, and such amount shall be paid in one lump sum within 15 days following the date of such termination;

                  (b) A Participant who is not eligible to receive Specially Computed SERP Benefits under Article V shall receive an amount equal to 18 times the Monthly Salary Rate of such Participant, such amount to be paid in one lump sum within 15 days following the date of such termination.

         8.2 Termination of Employment by Company for Cause. If the Participant's employment with the Company is terminated prior to the end of the Participant's Retention Period by the Company for Cause, the Participant shall not be entitled to any benefits under this Plan.

         8.3 Termination of Employment by the Participant without Good Reason. If the Participant's employment with the Company is terminated prior to the end of the Retention Period by the Participant without Good Reason, the Participant shall not be entitled to any benefits under this Plan.

         8.4 Termination of Employment by Reason of Death or Disability. If the Participant's employment with the Company is terminated prior to the end of the Retention Period by reason of death or Disability, then:

                  (a) the Participant (or in the case of death, the Beneficiary) shall be entitled to receive the Retention Bonus, which shall be paid within 15 days of death or Disability;

                  (b) the Participant (or in the case of death, his Beneficiary) shall be eligible to fully vest in all the Participant's then unvested Pre-1998 RSUs;

                  (c) in the case of a Participant's death, if at the time of the Participant's death, the Participant was eligible to participate in the EDS Retirement Plan and had attained Retirement Age as the date of such death, then the Participant's Beneficiary shall be entitled to receive the benefits, if any, payable in respect of a deceased Participant under the SERP; and

                  (d) all Pre-1999 Stock Options previously granted to such Participant shall become immediately exerciseable and no longer subject to any stock price performance conditions to exercise, as provided in and in accordance with the terms and conditions of such Participant's Option Award Agreement.


                                   ARTICLE IX

                                OTHER PROVISIONS

         9.1 Tax Withholding. The Company shall have the right to deduct applicable taxes from any payment or benefit hereunder.

         9.2. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any Partici-pant shall be made without the consent of such Participant.

         9.3 Assignability. Unless otherwise determined by the Committee, no benefit under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 9.3 shall be null and void.

         9.4 Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or other benefits under this Plan, any such accounts shall be used merely as a bookkeeping convenience. Except as provided in Section 5.4, the Company shall not be required to segregate any assets. Any liability or obligation of the Company to any Participant with respect to benefits hereunder, including cash, Common Stock or rights thereto under this Plan, shall be based solely upon any contractual obligations that may be created by this Plan, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

         9.5 Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by provisions of the laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

         9.6 Employment with the Company. A Participant shall be deemed employed by the Company if in active employment with or on an approved leave of absence from the Company or any business entity controlled by the Company.

         9.7 Other Benefit Plans, Compensation Arrangements or Employ-ment Practices; Change of Control Agreements.

                  (a) Except as is specifically provided herein, a Participant's participation in this Plan or receipt of benefits hereunder shall not adversely impact or affect such Participant's rights to or participation in any other benefit plan, compensation arrangement or employment practice of the Company and this Plan shall be additive to the Participant's rights or benefits under such other plans, programs or practices. Except as otherwise provided herein, any stock options or restricted stock units, annual, long-term or other incentive compensation awarded to a Participant shall not be affected by reason of this Plan and any such award shall continue uninterrupted.

                  (b) Notwithstanding the foregoing clause (a) of this Section 9.7, if a Participant becomes entitled to benefits under a COC Agreement by reason of a Change of Control of the Company or a Potential Change of Control of the Company prior to the conclusion of the Participant's Retention Period, the Participant shall not be entitled both to benefits under this Plan and the COC Agreement, but the Participant may elect either to receive benefits under this Plan or such COC Agreement; provided that a Participant may elect to receive both benefits under the Plan and the provisions of the Participant's COC Agreement providing for tax gross-up payments with respect to excise taxes under Section 4999 of the Code. If no such election is made by the Participant, the Participant will be deemed to have elected to receive the benefits under the COC Agreement.

         9.8      Payment during Disputes; Competition; Attorneys' Fees.

                  (a)  Except as  specifically  provided  in clause  (b) of this
Section 9.8, the Company's obligations to make the payments and provide the benefits required under this Plan and otherwise perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense, mitigation or other claim, right or action which the Company may have against a Participant or others.

                  (b) A Participant shall not be entitled to receive benefits hereunder if that Participant breaches or fails to comply with a non-competition provision of any agreement between the Company and a Participant or, regardless of whether any other agreement prohibits competition, during any period in which a Participant engages in Competition with the Company; provided, however, that such Participant shall have the right to request the Company in writing to advise such Participant in advance of engaging in a particular conduct or activity whether such conduct or activity constitutes Competition or a breach or violation of a non-competition agreement between Participant and the Company, and if the Company advises the Participant in writing that such conduct or activity does not constitute Competition or a breach or fails to respond within 15 days of such inquiry, the Company may not thereafter effect any set-off against its obligations to make the payments and provide the benefits required under this Plan by reason of such conduct or activity.

                  Provided, however, that no advice by the Company that such conduct or activity constitutes Competition shall be determinative of whether in fact Competition has or would occur and that no failure to respond shall eliminate any claim or cause of action by the Company seeking redress for such Competition other than by failing to make or withholding payments or benefits hereunder.

                  In addition to the foregoing, if the Company advises a Participant in writing that particular conduct would constitute Competition or a breach or violation of a non-competition agreement with the Company, the Participant may seek a determination from the Committee as to whether or not such conduct would constitute Competition or a breach or violation of a non-competition agreement under and in accordance with the provisions of Section
9.8 of this Plan. In the event the Committee determines such conduct would not constitute Competition or a breach of such an agreement, the Company may not thereafter withhold such payments under this Plan.

                  Notwithstanding the foregoing, before the Company may withhold or fail to pay any amount by reason of a breach or violation of a non-competition provision of an agreement or by reason of Competition, the Company shall so advise the Participant in writing, specifying the acts or conduct constitute which breaches or violations of such agreement or otherwise constitutes Competition, and if the Participant does cease all such acts or conduct within 15 days, then the Company may not then withhold or cease payment of amounts hereunder.

                  (c) The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which a Participant may reasonably incur as a result of any contest, regardless of the outcome thereof, by the Company, a Participant or others of the validity or enforceability of, or liability under, any provision of this Plan or any guarantee of performance thereof (including as result of any contest by a Participant about the amount or other terms and conditions of any benefit or payment pursuant to this Plan), plus in each case interest on any delayed payment at the Applicable Federal Rate provided for in Section 7872(f)(2)(A) of the Code unless the Company establishes by a preponderance of the evidence that such contest was made or undertaken without any reasonable basis for any of the claim(s) being asserted therein.

                  (d) If there shall be any dispute between the Company and a Participant concerning (i) in the event of any termination of the Participant's employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination of employment by the Participant, whether Good Reason existed, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Participant of the existence of Good Reason was erroneous, the Company shall pay all amounts, and provide all benefits, to the Participant and of the Participant's spouse or Beneficiary, as the case may be, that the Company would be required to pay or provide as though such termination were by the Company without Cause or by the Participant for Good Reason; provided that the Company shall not be required to pay or provide any disputed amounts pursuant to this Section 9.8 except upon receipt of an undertaking by or on behalf of the Participant to repay all such amounts to which the Participant is ultimately adjudged by such court not to be entitled and provided further that the Company shall not be required to pay or provide any disputed amounts pursuant to this provision if the Participant has failed to provide the notice required under the definition of "Good Reason". The pendency of a claim under Section 9.9 shall not suspend or interrupt the Company's obligations under this Section 9.8.

         9.9  Presenting Issues for Determination or  Claims for Benefits.

              (a) Before a Participant may initiate legal proceedings with respect to the benefits provided in this Plan, a Participant must submit such
Participant's   claims  for  determination  to  the  Committee  as  provided  in subsection (c) of this Section 9.9.

              (b) A Participant may submit claims with respect to benefits under this Plan and may seek determinations with respect to the existence of "Good Reason" "Cause" or whether particular conduct constitutes Competition or a breach or violation of a non-competition agreement to the Committee as provided in subsection (c) of this Section 9.9.

              (c) A Participant (or, if the Participant has died, the Benefi-ciary) shall initiate a determination of a claim for benefits or any other issue allowed to be presented to the Committee under this Plan by submitting a written application to the Committee for the payment of any benefit asserted to be due the Participant or Beneficiary under the Plan or for any other such determination. Promptly upon the receipt of any such application, the Committee shall afford the Participant or Beneficiary a hearing in person before the Committee during which the Participant or Beneficiary shall be entitled to present the Participant's or Beneficiary's reasons supporting the Participant's or Beneficiary's claims under the Plan. Thereafter, the Committee promptly shall make a determination as to the claims submitted by the Participant or Beneficiary and shall notify the Participant or Beneficiary in writing of its findings and, if a claim is denied in whole or in part, including therein the specific reasons for the denial. The Committee may establish such reasonable rules for the conduct of each such claims procedure as it shall deem appropriate.

         9.10 Notices. Notices given by a Participant to the Company shall be addressed to the Chairman of the Company at the Chairman's then current business address and shall be delivered through means which ensure confirmation of receipt. Notices given to the Committee shall be addressed to the Chairman of the Committee c/o the Company's Office of the Board of Directors at the then current business address for such office and shall be delivered through means which ensure confirmation of receipt. Notices given or communications made to the Participant (or, if applicable, the Participant's Beneficiary) by the Company or the Committee shall be addressed to the Participant at the last know home address of the Participant (or, if the Participant is still employed by the Company, his then current business address) and shall be delivered through means which ensure confirmation of receipt.

                                    EXHIBIT A

                 Change of Control; Potential Change of Control.

         The terms set forth below shall have the following respective meanings:

                  "Affiliate" shall have the meaning ascribed to such term in Rule l2b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

                  "Associate" shall mean, with reference to any Person, (i) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

                  "Beneficial Owner" shall mean, with reference to any securi-ties, any Person if

                           (i) such Person or any of such Person's Affiliates and Associates, directly or indirectly, is the "beneficial owner" of (as determined pursuant to Rule l3d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) such securities or otherwise has the right to vote or dispose of such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subsection (i) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (x) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (y) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

                           (ii) such Person or any of such Person's Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) securities issuable upon exercise of Exempt Rights; or
                           (iii) such Person or any of such Person's  Affiliates

         or Associates (A) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (i) of this definition) or disposing of such securities or (B) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition. For purposes hereof, "voting" a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of
Section 14(a) of the Exchange Act) in respect of such security.

                  The terms "beneficially own" and "beneficially owning" shall have meanings that are correlative to this definition of the term "Beneficial Owner."

                  "Change of Control" shall mean any of the following occurring on or after the Effective Date:

                  (i) Any Person (other than an Exempt Person) shall become the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding or 15% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no
         Change of Control shall be deemed to occur for purposes of this subsection (i) if such Person shall become a Beneficial Owner of 15% or more of the shares of Common Stock or 15% or more of the combined voting power of the Voting Stock of the Company solely as a result of
         (x) an Exempt Transaction or (y) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (x), (y) and (z) of subsection (iii) of this definition are satisfied;

                  (ii) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest that is subject to the provisions of Rule 14a-11 under the Exchange Act;

                  (iii)  Approval  by  the  shareholders  of  the  Company  of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (x) more than 85% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Common Stock, (y) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 15% or more of the Common Stock then outstanding or 15% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 15% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation and (z) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or

                  (iv)  Approval  by the  shareholders  of the  Company of (x) a complete liquidation or dissolution of the Company, unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (y)(A), (B) and (C) of this subsection (iv) are satisfied, or (y) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which, following such sale or other disposition, (A) more than 85% of the then outstanding shares of common stock of such corporation and the combined voting power of the Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 15% or more of the Common Stock then outstanding or 15 % or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 15% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding Voting Stock of such corporation and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.

         "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exempt Person" shall mean any of the following:

                  (i) the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan; or

                  (ii) the General Motors Hourly-Rate Employees Pension Plan for its Hourly Employees, or any trustee of or fiduciary with respect to such plan (when acting in such capacity) (the "Hourly Plan"), unless and until, at any time when the Hourly Plan, together with all Affiliates thereof, is the Beneficial Owner of 15 % or more of the shares of Common Stock then outstanding or 15 % or more of the combined voting power of the Voting Stock of the Company then outstanding, (A) the Hourly Plan shall purchase or otherwise become the Beneficial Owner of any additional shares of Common Stock constituting 1 % or more of the then outstanding shares of Common Stock or shares of Voting Stock of the Company representing 1 % or more of the combined voting power of the then outstanding shares of Voting Stock or (B) any other Person or Persons who is or are the Beneficial Owner of any shares of Common Stock constituting 1 % or more of the then outstanding shares of Common Stock or shares of Voting Stock of the Company representing I % or more of the combined voting power of the then outstanding shares of Voting Stock of the Company shall become an Affiliate of such Person.

                  "Exempt Rights" shall mean any rights to purchase shares of Common Stock or other Voting Securities of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Securities (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Securities) except upon the occurrence of a contingency, whether such rights exist as of the Effective Date or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise; provided, however, that from and after the date (the "Separation Date") as of which such rights become separable from the underlying shares of Common Stock or other Voting Securities, such rights shall only constitute "Exempt Rights" pursuant to this definition to the extent that they are beneficially owned by a Person that acquired such rights prior to the Separation Date.

                  "Exempt Transaction" shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock by the Company, unless and until such time as (A) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1 % or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1 % or more of the combined voting power of the

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then  outstanding  Voting  Stock or (B) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1 % or more of the then outstanding shares of Common Stock or Voting Stock representing 1 % or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

                  "Person"  shall  mean  any  individual,   firm,   corporation,
partnership, association, trust, unincorporated organization or other entity.

         "Potential Change of Control" shall mean any of the following:

         (i) a tender offer or exchange offer is commenced by any Person which, if consummated, would constitute a Change of Control;

         (ii) an agreement is entered into by the Company providing for a transaction which, if consummated, would constitute a Change of Control;

         (iii) any  election  contest  is  commenced   that  is  subject  to the
provisions of Rule 14a11 under the Exchange Act; or

         (iv) any proposal is made, or any other event or transaction occurs or is continuing, which the Board determines could result in a Change of Control.

                  "Voting Stock" shall mean, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).